Exhibit 99.1

SemiLEDs Reports Second Quarter Fiscal Year 2016

Financial Results

Hsinchu, Taiwan (April 12, 2016) — SemiLEDs Corporation (NASDAQ: LEDS), “SemiLEDs” or the “Company,” a developer and manufacturer of LED chips and LED components, today announced its financial results for the second quarter of fiscal year 2016, ended February 29, 2016.

Revenue for the second quarter of fiscal 2016 was $2.9 million, a 2% decrease compared to $3.0 million in the first quarter of fiscal 2016. GAAP net loss attributable to SemiLEDs stockholders for the second quarter of fiscal 2016 was $2.5 million, or a net loss of $0.09 per diluted share, compared to a loss of $3.3 million, or a net loss of $0.11 per diluted share for the first quarter of fiscal 2016.

“We have made good progress toward restructuring our business and focus,” said Trung Doan, Chairman, President and CEO. “Compared with the first quarter of fiscal year 2016, cash position and gross margin have improved and our capital spending has reduced in the second quarter of fiscal year 2016,” concluded Doan.

On a non-GAAP basis, net loss attributable to SemiLEDs stockholders for the second quarter of fiscal 2016 was $2.2 million, or a net loss of $0.08 per diluted share, compared to non-GAAP net loss attributable to SemiLEDs stockholders of $3.3 million, or a loss of $0.11 in the first quarter of 2016.

GAAP gross margin for the second quarter of fiscal 2016 was negative 27%, compared with gross margin for the first quarter of fiscal 2016 of negative 49%. Operating margin for the second quarter of fiscal 2016 was negative 95%, compared with negative 106% in the first quarter of fiscal 2016. The Company’s cash and cash equivalents was $5.3 million at February 29, 2016, compared to $3.5 million at the end of the first quarter of fiscal 2016. Cash used in operating activities was $1.0 million in the second quarter of fiscal 2016, compared with $0.6 million in the first quarter of fiscal 2016.

We expect revenue for the third quarter ending May 31, 2016 to be $2.4 million to $3.0 million.

About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting, along with specialty industrial applications such as ultraviolet (UV) curing, medical/cosmetic, counterfeit detection, horticulture, architectural lighting and entertainment lighting. SemiLEDs sells blue, white, green and UV LED chips.

Non-GAAP Financial Measures

SemiLEDs has provided in this press release adjusted financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. SemiLEDs uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. SemiLEDs believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in SemiLEDs’ industry, many of which present similar non-GAAP financial measures to investors. The historical non-GAAP financial measures presented above exclude the following items required to be included by GAAP: non-cash stock-based compensation charges, employee termination benefits and the related tax effect, if any. In addition to the non-GAAP financial measures discussed above, SemiLEDs also uses free cash flow as a measure of operating performance. Free cash flow represents cash provided by operating activities less capital expenditures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of historic non-GAAP financial measures to GAAP results has been provided in the financial statement tables included in this press release.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projections of future revenues, income, margins or other financial information and our plans to move to a fabless business model; any statements about historical results that may suggest trends for SemiLEDs’ business; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding recovery of the LED industry, market opportunities and other future events or technology developments; any statements regarding SemiLEDs’ position to capitalize on any market opportunities; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future SemiLEDs’ or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. SemiLEDs’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and other SemiLEDs filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risks and other factors that may affect SemiLEDs’ business, results of operations and financial condition. SemiLEDs undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Christopher Lee

Chief Financial Officer

SemiLEDs Corporation

+886-37-586788

investor@semileds.com

SEMILEDS CORPORATION AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(In thousands of U.S. dollars)

	February 29, 2016	November 30, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,306	$3,469
Accounts receivable (including related parties), net	1,185	1,993
Inventories	4,964	5,210
Prepaid expenses and other current assets	1,025	1,042
Total current assets	12,480	11,714
Property, plant and equipment, net	17,962	19,531
Intangible assets, net	1,262	1,311
Goodwill	53	54
Investments in unconsolidated entities	1,982	2,008
Other assets	607	640
TOTAL ASSETS	$34,346	$35,258
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current installments of long-term debt	$509	$703
Accounts payable	1,528	1,749
Accrued expenses and other current liabilities	3,506	4,021
Total current liabilities	5,543	6,473
Long-term debt, excluding current installments	2,627	2,756
Other liability	2,955	—
Total liabilities	11,125	9,229
Commitments and contingencies
EQUITY:
SemiLEDs stockholders’ equity
Common stock	—	—
Additional paid-in capital	172,317	172,159
Accumulated other comprehensive income	2,596	3,019
Accumulated deficit	(151,755)	(149,216)
Total SemiLEDs stockholders’ equity	23,158	25,962
Noncontrolling interests	63	67
Total equity	23,221	26,029
TOTAL LIABILITIES AND EQUITY	$34,346	$35,258

SEMILEDS CORPORATION AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(In thousands of U.S. dollars and shares, except per share data)

	Three Months Ended
	February 29, 2016	November 30, 2015

Revenues, net	$2,916	$2,963
Cost of revenues	3,711	4,407
Gross loss	(795)	(1,444)
Operating expenses:
Research and development	622	601
Selling, general and administrative	1,203	1,087
Employee termination benefits	148	—
Loss on disposals of long-lived assets	2	—
Total operating expenses	1,975	1,688
Loss from operations	(2,770)	(3,132)
Other income (expenses):
Equity in gain (loss) from unconsolidated entities	8	(8)
Interest expenses, net	(13)	(16)
Other income, net	27	26
Foreign currency transaction gain (loss), net	203	(185)
Total other income (expenses), net	225	(183)
Loss before income taxes	(2,545)	(3,315)
Income tax expense	—	—
Net loss	(2,545)	(3,315)
Less: Net loss attributable to noncontrolling interests	(6)	(3)
Net loss attributable to SemiLEDs stockholders	$(2,539)	$(3,312)
Net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	$(0.09)	$(0.11)
Shares used in computing net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	29,084	29,056

SEMILEDS CORPORATION AND SUBSIDIARIES

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(In thousands of U.S. dollars, except per share data)

	Three Months Ended
	February 29,	November 30,
Non-GAAP Net Loss	2016	2015

GAAP net loss attributable to SemiLEDs stockholders	$(2,539)	$(3,312)
Adjustments:
Employee termination benefits	148	—
Stock-based compensation expense	158	42
Income tax effect	—	—
Non-GAAP net loss attributable to SemiLEDs stockholders	$(2,233)	$(3,270)

Diluted net loss per share attributable to SemiLEDs stockholders:
GAAP net loss	$(0.09)	$(0.11)
Non-GAAP net loss	$(0.08)	$(0.11)

	Three Months Ended
	February 29,	November 30,
Free Cash Flow	2016	2015

Net cash used in operating activities	$(1,013)	$(563)
Less: Capital expenditures	142	341
Total free cash flows	$(1,155)	$(904)